EXHIBIT 4.3

SALE AND SERVICING AGREEMENT

among

CATERPILLAR FINANCIAL ASSET TRUST 2006-A

Issuing Entity

CATERPILLAR FINANCIAL FUNDING CORPORATION

Depositor

and

CATERPILLAR FINANCIAL SERVICES CORPORATION

Servicer

Dated as of June 1, 2006

SECTION 3.05.     Acceptance by Issuing Entity and the Indenture Trustee of the Receivables;

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(continued)

ARTICLE V               DISTRIBUTIONS; RESERVE ACCOUNT;

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.

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(continued)

-iii-

SALE AND SERVICING AGREEMENT dated as of June 1, 2006, among CATERPILLAR FINANCIAL ASSET TRUST 2006-A, a Delaware statutory trust, CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation, and CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation.

WHEREAS the Issuing Entity (as defined below) desires to purchase a portfolio of receivables arising in connection with (i) retail installment sale contracts for the purchase of machinery or equipment and (ii) equipment finance lease contracts for the lease of machinery or equipment, in each case acquired or originated by CFSC (as defined below) in the ordinary course of its business;

WHEREAS the Depositor (as defined below) has purchased such portfolio of receivables from CFSC and desires to sell such portfolio of receivables to the Issuing Entity; and

WHEREAS CFSC desires to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS
            SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Additional Servicing Compensation" means, with respect to any Receivable, any late fees, extension fees and other administrative fees or similar charges allowed by applicable law with respect to such Receivable.

"Administration Agreement" means the Administration Agreement, dated as of June 1, 2006, among the Trust, the Depositor, CFSC, as administrator, and U.S. Bank National Association, as indenture trustee, as the same may be amended, modified or supplemented from time to time.

"Administration Fee" means the fee payable to the Administrator pursuant to Section 3 of the Administration Agreement.

"Administrator" means the administrator under the Administration Agreement.

"Affiliate" has the meaning specified in the Indenture.

"Agreement" means this Sale and Servicing Agreement, as the same may be amended, modified or supplemented from time to time.

"Amount Financed" means with respect to a Receivable related to a Lease, the original Net Investment with respect to such Lease, and with respect to a Receivable related to an Installment Sales Contract, the sum of the amount advanced under the Receivable toward the purchase price of the related Financed Equipment, plus any related costs.

"APR" or "Annual Percentage Rate" with respect to any Receivable related to an Installment Sales Contract means the annual percentage rate of interest of such Receivable as set forth on the Schedule of Receivables for such Receivable and with respect to any Receivable related to a Lease, the Implicit Interest Rate.

"Basic Documents" has the meaning specified in the Indenture.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Nashville, Tennessee, Las Vegas, Nevada or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

"Caterpillar" means Caterpillar Inc., a Delaware corporation, and its successors.

"Certificate" has the meaning specified in the Trust Agreement.

"Certificate Balance" means, on the Closing Date, $4,835,819 and, thereafter, $4,835,819 reduced by all amounts allocable to principal previously distributed to the Certificateholder pursuant to Section 5.02(a) of the Trust Agreement.

"Certificate Distribution Account" has the meaning specified in the Trust Agreement.

"Certificate Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter a seven-digit decimal figure equal to the Certificate Balance as of such date (after giving effect to reductions of the Certificate Balance on such date) divided by the Certificate Balance at the Closing Date.

"Certificateholder" has the meaning specified in the Trust Agreement.

"CFSC" means Caterpillar Financial Services Corporation, a Delaware corporation, and its successors.

"Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes, as applicable.

"Class A Noteholders" has the meaning specified in the Indenture.

"Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class A Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate and the Class A-4 Note Interest Rate, as applicable, from and including such preceding Distribution Date to, but excluding, the current Distribution Date.

"Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

"Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate and the Class A-4 Note Interest Rate, respectively, with respect to the Class A-1 Notes, from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date), to but excluding such Distribution Date (based on a 360-day year and the actual number of days elapsed), and, with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 25th day of the month preceding such Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date), to but excluding the 25th day of the month of such Distribution Date (in each case based on a 360-day year of twelve 30-day months).

"Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively.

"Class A-1 Note Final Scheduled Distribution Date" means the Distribution Date occurring in June 2007.

"Class A-1 Note Interest Rate" has the meaning specified in the Indenture.

"Class A-1 Note Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-1 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-1 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-1 Notes.

"Class A-2 Note Final Scheduled Distribution Date" means the Distribution Date occurring in February 2009.

"Class A-2 Note Interest Rate" has the meaning specified in the Indenture.

"Class A-2 Note Pool Factor" means 1.0000000 as of the Closing Date and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-2 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-2 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-2 Notes.

"Class A-3 Note Final Scheduled Distribution Date" means the Distribution Date occurring in May 2010.

"Class A-3 Note Interest Rate" has the meaning specified in the Indenture.

"Class A-3 Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-3 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-3 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-3 Notes.

"Class A-4 Note Final Scheduled Distribution Date" means the Distribution Date occurring in August 2011.

"Class A-4 Note Interest Rate" has the meaning specified in the Indenture.

"Class A-4 Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-4 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-4 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-4 Notes.

"Class B Note Final Scheduled Distribution Date" means the Distribution Date occurring in June 2012.

"Class B Noteholders" has the meaning specified in the Indenture.

"Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class B Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class B Note Interest Rate from and including the 25th day of the month preceding such Distribution Date, to but excluding the 25th day of the month containing such Distribution Date (based on a 360-day year of twelve 30-day months).

"Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

"Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note Interest Rate from and including the 25th day of the month preceding such Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date), to but excluding the 25th day of the month containing such Distribution Date (based on a 360-day year of twelve 30-day months).

"Class B Note Interest Rate" has the meaning specified in the Indenture.

"Class B Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class B Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class B Notes on such date) divided by the original Outstanding Principal Amount of the Class B Notes.

"Class of Notes" means all Notes included in Class A-1 Notes, all Notes included in Class A-2 Notes, all Notes included in Class A-3 Notes, all Notes included in Class A-4 Notes or all Notes included in Class B Notes, whichever is appropriate.

"Closing Date" means June 28, 2006.

"Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01 (a)(i).

"Collection Period" means, with respect to the first Distribution Date, the calendar month of June 2006 and, with respect to each subsequent Distribution Date, the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions to be made on the following Distribution Date.

"Collateral" has the meaning specified in the Granting Clause of the Indenture.

"Commission" means the Securities and Exchange Commission, and its successors.

"Contract" means an Installment Sales Contract or a Lease, as applicable, and shall include all documents relating to an amendment or modification of such Contract.

"Contract Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the Cut-off Date, as applicable, means the Amount Financed minus the sum of (i) that portion of all Scheduled Payments paid on or prior to such day allocable to principal using the actuarial method, (ii) any payment of the Purchase Amount with respect to such Receivable purchased by the Servicer or repurchased by CFSC or the Depositor and allocable to principal and (iii) any prepayment in full or any partial prepayments (including any Liquidation Proceeds) applied to reduce the Contract Balance of such Receivable, in each case plus accrued and unpaid interest. With respect to each Lease, the Servicer shall allocate all Scheduled Payments thereon between "principal" and "interest" based upon each such Lease's Implicit Interest Rate.

"Corporate Trust Office" means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois, 60604, Attention: Caterpillar Financial Asset Trust 2006-A, except that for purposes of Section 3.02 of the Indenture, such term shall mean the office or agency of the Indenture Trustee in the Borough of Manhattan in the City of New York which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer, the Owner Trustee and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Servicer, the Owner Trustee and the Depositor); provided that for purposes of Section 3.02 of the Indenture, the address of any such office shall be in the Borough of Manhattan in the City of New York.

"Cross-Collateralized Equipment" means, with respect to any Contract, an item of machinery or equipment, other than the related Financed Equipment, which also secures an Obligor's indebtedness or obligations under the respective Receivable in addition to the related Financed Equipment.

"Cumulative Realized Losses" means, with respect to any Collection Period, the percentage equivalent of a fraction equal to all Realized Losses during the period since the Cut-off Date through the end of such Collection Period divided by the Initial Pool Balance.

"Custodian" means U.S. Bank National Association, in its capacity as custodian of the Receivable Files, and its successors and assigns in such capacity, pursuant to the Custodial Agreement.

"Custodial Agreement" means the Custodial Agreement, dated as of June 1, 2006, among CFSC, the Depositor, the Issuing Entity and the Custodian, as the same may be amended, modified or supplemented from time to time.

"Cut-off Date" means June 1, 2006.

"Dealer" means each Caterpillar dealer who sold an item of Financed Equipment relating to a Receivable.

"Dealer Receivable" means a Receivable originated by a Dealer and acquired by CFSC from such Dealer.

"Delivery Date" means the date on which the Receivable Files are delivered to the Custodian.

"Depositor" means Caterpillar Financial Funding Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

"Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

"Discount Factor" means 7.90% per annum.

"Distribution Date" means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on July 25, 2006.

"Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee, JPMorgan Chase Bank, N.A., as long as it is paying agent under the Trust Agreement or U.S. Bank National Association, so long as it is a paying agent under the Indenture, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or (2) a short-term unsecured debt rating or a certificate of deposit rating of "A-1+" by Standard & Poor's and "Prime-1" or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits-are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee, JPMorgan Chase Bank, N.A. or U.S. Bank National Association may be considered an Eligible Institution for the purposes of clause (b) of this definition.

"Eligible Investments" mean the following (other than any issued by CFSC, the holder of the Certificates or any of their respective Affiliates):

                               (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                               (b) demand deposits, time deposits or certificates of deposit of any depository institution incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

                               (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

                               (d) investments in money market funds having a rating from each Rating Agency in the highest investment category granted thereby (including any such funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                               (e) investments in common trust funds having a rating from each Rating Agency in the highest investment category granted thereby maintained and operated by Eligible Institutions (including the Indenture Trustee or the Owner Trustee);

                                (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                               (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution (acting as principal) described in clause (b) or (ii) a depository institution the deposits of which are insured by FDIC; or

                              (h) any other investment that is permitted by each of the Rating Agencies.

"Eligible Securities Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as such depository institution shall have a senior unsecured rating of at least investment grade from each Rating Agency in one of its generic rating categories.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FDIC" means the Federal Deposit Insurance Corporation, and its successors.

"Final Scheduled Distribution Date" means any of the Class A-1 Note Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled Distribution Date, the Class A-3 Note Final Scheduled Distribution Date, the Class A-4 Note Final Scheduled Distribution Date or the Class B Note Final Scheduled Distribution Date.

"Financed Equipment" means an item of machinery or equipment, together with all accessions thereto, which was purchased or refinanced, in the case of an Installment Sales Contract or leased, in the case of a Lease, by an Obligor pursuant to the terms of the related Contract, and in either case which secures such related Obligor's indebtedness or obligations under the respective Receivable.

"First Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to the excess, if any, of (i) the Outstanding Principal Amount of all Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Note Value at the end of the Collection Period preceding such Distribution Date; provided, however, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-2 Notes to zero, (iii) on and after the Class A-3 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-3 Notes to zero and (iv) on and after the Class A-4 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-4 Notes to zero.

"Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Holder" or "Noteholder" has the meaning specified in the Indenture.

"Implicit Interest Rate" means with respect to any Receivable related to a Lease, the rate set forth with respect to such Receivable on the Schedule of Receivables.

"Indenture" means the Indenture, dated as of June 1, 2006, between the Issuing Entity and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

"Indenture Trustee" means U.S. Bank National Association, a national banking association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

"Initial Note Value" means the Note Value as of the Cut-off Date, which is $965,955,819.

"Initial Pool Balance" means the Pool Balance as of the Cut-off Date, which is $979,999,737.

"Insolvency Event" means, with respect to a specified Person, (i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

"Installment Sales Contract" means, with respect to any applicable Receivable, the related fixed rate retail installment sale contract for the purchase of machinery or equipment.

"Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts.

"Issuing Entity" means Caterpillar Financial Asset Trust 2006-A, a Delaware statutory trust, and its successors.

"Lease" means, with respect to any applicable Receivable, the related equipment finance lease contract.

"Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Receivable other than mechanics' liens and any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor.

"Liquidated Receivable" means any Receivable which has been liquidated by the Servicer through the sale or other disposition of the related Financed Equipment.

"Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source (including the proceeds of insurance policies with respect to the related Financed Equipment or Obligor on a Liquidated Receivable), net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law or the applicable Contract to be remitted to the Obligor on such Liquidated Receivable, excluding (i) Recoveries and (ii) monies collected in respect of any Liquidated Receivable in excess of the Contract Balance therefor.

"Moody's" means Moody's Investors Service, Inc., or its successor.

"Net APR" means, with respect to any Receivable, the APR therefor less the Servicing Fee Rate.

"Net Excess Spread" means, with respect to any Distribution Date on or prior to the Distribution Date on which the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance, the Total Available Amount reduced by (i) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, (ii) the Administration Fee and all unpaid Administration Fees from prior Collection Periods, (iii) the Class A Noteholders' Interest Distributable Amount, (iv) the Class B Noteholders' Interest Distributable Amount and (v) the difference between (A) the Note Value at the end of the second preceding Collection Period, or in the case of the initial Distribution Date, the Initial Note Value, and (B) the Note Value at the end of the preceding Collection Period.

"Net Investment" with respect to a Lease, means the present value of the sum of (i) Scheduled Payments due thereunder and (ii) the residual payment amount at the end of the Lease term, discounted at the Implicit Interest Rate for such Lease.

"New York UCC" means the New York Uniform Commercial Code.

"Note Register" and "Note Registrar" have the meanings specified in the Indenture.

"Note Value" means, at any time, the present value of the unpaid Scheduled Payments on the Receivables (including all lease residual payments on the Leases), discounted on a monthly basis at the Discount Factor. For purposes of calculating Note Value for any (i) delinquent Receivable that has not had the Financed Equipment by which it is secured repossessed and which is not a Liquidated Receivable or a 180-Day Receivable, the amount of any delinquent payments will be assumed to be received in the next Collection Period and all other payments which have not yet become due will be assumed to be received as originally scheduled, (ii) Receivable that has had the Financed Equipment by which it is secured repossessed but which has not yet become a Liquidated Receivable or a 180-Day Receivable, the outstanding Contract Balance of that Receivable will be assumed to be received in the next Collection Period and it will be assumed that no other payments will be received on that Receivable, (iii) Liquidated Receivable, it will be assumed that no payments will be received on that Receivable and (iv) 180-Day Receivable, the aggregate amount of unpaid Scheduled Payments of such 180-Day Receivable will be reduced by the Write Down Amount, if any, calculated during the preceding Collection Period and all remaining Scheduled Payments will be assumed to be received as originally scheduled.

"Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class B Noteholders' Interest Distributable Amount for such Distribution Date.

"Notes" means the Class A Notes and the Class B Notes, collectively.

"Obligor" on a Receivable means (i) the purchaser, co-purchasers or lessees of the Financed Equipment and (ii) any other Person, including the related Dealer, who owes payments under the Receivable.

"Officers' Certificate" means a certificate signed by (i) the chairman of the board, the president, the vice chairman of the board, the executive vice president, any vice president, a treasurer or any assistant treasurer and (ii) the controller (or chief accounting officer) or a secretary or assistant secretary, in each case of the Depositor or the Servicer, as appropriate.

"180-Day Receivable" means, as of the last day of any Collection Period, any Receivable as to which (i) a Scheduled Payment is more than 180 days past its due date, as specified in the related Contract, and (ii) the Servicer has determined its estimated value in accordance with its servicing standards.

"Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Depositor, CFSC or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

"Original Contract" means with respect to each Receivable, a related Contract that satisfies the following conditions:

(a)           (i) Such Contract states as part of its terms:

"Although multiple counterparts of this document may be signed, only the counterpart accepted, acknowledged and certified by CFSC on the signature page thereof as the original will constitute original chattel paper."; and

(ii) CFSC has accepted, acknowledged and certified one originally executed copy or version of such Contract (and no other) by stamping on the signature page thereon the following legend and executing the same where indicated (which execution will be effected in red by use of a stamp containing a replica of an authorized signatory of CFSC):

ACCEPTED, ACKNOWLEDGED AND CERTIFIED BY CATERPILLAR FINANCIAL SERVICES CORPORATION AS THE ORIGINAL.
By:________________________________________
Title:_______________________________________; or

(b)	Such Contract is in "snap-set" or other form for which only one original may be produced.

(c)
The Contract is a Dealer Receivable and the Dealer has represented and warranted to CFSC that such Contract is the original and only contract executed in connection with the related Financed Equipment.

"Outstanding" has the meaning specified in the Indenture.

"Outstanding Principal Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

"Over 60-day Delinquency Percentage" means, for any Distribution Date, the percentage equivalent of a fraction equal to the aggregate Contract Balance of all Receivables for which a Scheduled Payment was more than 60 days past its related due date (as specified in the related Contract) as of the end of the preceding Collection Period, divided by the Pool Balance on such Distribution Date.

"Owner Trust Estate" has the meaning specified in the Trust Agreement.

"Owner Trustee" means Chase Bank USA, National Association in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor Owner Trustee under the Trust Agreement.

"Pool Balance" means, at any time, the aggregate of the Contract Balances of the Receivables at the end of the preceding Collection Period, after giving effect to (i) all payments received from Obligors and Purchase Amounts remitted by CFSC, the Depositor or the Servicer, as the case may be, for such Collection Period, (ii) Liquidation Proceeds received with respect to any Liquidated Receivables received during such Collection Period and (iii) all Realized Losses on Liquidated Receivables and 180 Day Receivables for that Collection Period.

"Pool Factor" means 1.0000000 as of the Cut-off Date and, as of the close of business on the last day of a Collection Period thereafter means a seven digit decimal figure equal to the Pool Balance as of such date divided by the Initial Pool Balance.

"Principal Distribution Account" means the administrative subaccount within the Collection Account established by the Indenture Trustee pursuant to Section 5.01(a)(i).

"Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Distribution Date.

"Purchase Agreement" means the Purchase Agreement, dated as of June 1, 2006, between the Depositor and CFSC, as the same may be amended, modified or supplemented from time to time.

"Purchase Amount" means, with respect to an Installment Sales Contract or a Lease, the Contract Balance calculated as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof, in each case plus interest at the related APR to the end of the month during which the Installment Sales Contract or Lease became a Purchased Receivable.

"Purchased Receivable" means a Receivable (i) purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.07, (ii) repurchased as of the last day of a Collection Period by the Depositor or CSFC pursuant to Section 3.02, or (iii) purchased by the Servicer pursuant to Section 9.01.

"Rating Agencies" means Moody's and Standard & Poor's. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

"Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

"Realized Loss" means, for any Distribution Date, the sum of (i) with respect to any Receivable that became a Liquidated Receivable during the related Collection Period, the excess, if any, of (a) the Contract Balance of such Liquidated Receivable minus the Write Down Amount for such Receivable, if any, over (b) the Liquidation Proceeds for that Liquidated Receivable for that Collection Period to the extent allocable to principal and (ii) the Write Down Amount, if any, calculated during the related Collection Period, with respect to each 180-Day Receivable.

"Receivable" means any Contract listed on the Schedule of Receivables.

"Receivable File" means (a) with respect to each Receivable (other than a Dealer Receivable), the Original Contract related to such Receivable and (b) with respect to each Dealer Receivable, the Original Contract related to such Receivable and any documents used to assign such Dealer Receivable and the related Dealer's security interest in the related Transaction Equipment to CFSC.

"Recoveries" means, with respect to any Liquidated Receivable, (a) monies collected in respect thereof, from whatever source, but after (i) such Receivable became a Liquidated Receivable and (ii) the proceeds from the sale or other disposition of the related Financed Equipment have been received by the Servicer for deposit in the Collection Account, net of (b) the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law or the applicable Contract to be remitted to the Obligor.

"Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to (i) the excess of (A) the sum of the Outstanding Principal Amount of all Notes and the Certificate Balance as of the preceding Distribution Date (in each case, after giving effect to any principal payments made on the Notes and Certificates on such preceding Distribution Date) over (B) the Note Value at the end of the Collection Period preceding such Distribution Date, minus (ii) the sum of (A) the First Priority Principal Distribution Amount and (B) the Second Priority Principal Distribution Amount for such Distribution Date.

"Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

"Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(ii).

"Reserve Account Initial Deposit" means the initial deposit to the Reserve Account by the Issuing Entity on the Closing Date of $12,074,448.

"Schedule of Receivables" means the schedule of Receivables (which schedule may be in the form of microfiche) attached as Schedule A.

"Scheduled Payment" on a Receivable means the scheduled periodic payment required to be made by the Obligor.

"Securities" means, collectively, the Notes and the Certificate.

"Securities Act" means the Securities Act of 1933, as amended.

"Second Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to (i) the excess, if any, of (A) the Outstanding Principal Amount of all Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (B) the Note Value at the end of the Collection Period preceding such Distribution Date minus (ii) the First Priority Principal Distribution Amount for such Distribution Date; provided, however, that on and after the Class B Note Final Scheduled Distribution Date, the Second Priority Principal Distribution Amount shall be not less than an amount that is necessary to reduce the Outstanding Principal Amount of the Class B Notes to zero.

"Securities Intermediary" has the meaning specified in Section 5.01(c)(ii)(B) and initially means U.S. Bank National Association.

"Servicer" means CFSC, as the servicer of the Receivables, and each successor to CFSC (in the same capacity) pursuant to Section 7.03 or 8.02.

"Servicer Default" means an event specified in Section 8.01.

"Servicer Report" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Schedule D or in such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer.

"Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 4.08.

"Servicing Fee Rate" means 1.0% per annum.

"Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the lesser of (i) the Outstanding Principal Amount of the Notes and (ii) 1.50% of the Initial Note Value; provided, however, that the percentage specified in clause (ii) of this definition of Specified Reserve Account Balance may be reduced as follows:

•
if on the Distribution Date in December 2007, (i) Cumulative Realized Losses for the related Collection Period are less than 0.65% and (ii) the Three Month Rolling Over 60-Day Delinquency Percentage for such Distribution Date is less than 5.00%, the percentage specified in clause (ii) of this definition of Specified Reserve Account Balance will be 1.25% for the December 2007 Distribution Date and each subsequent Distribution Date, subject to any further reduction in accordance with the terms of this definition;

•
if on the Distribution Date in June 2008, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.50%, (ii) Cumulative Realized Losses for the related Collection Period are less than 1.00% and (iii) the Three Month Rolling Over 60-Day Delinquency Percentage for such Distribution Date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.50% for the June 2008 Distribution Date and each subsequent Distribution Date;

•
if on the Distribution Date in June 2008, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.25%, (ii) Cumulative Realized Losses for the related Collection Period are less than 1.00% and (iii) the Three Month Rolling Over 60-Day Delinquency Percentage for such Distribution Date is less than 6.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.25% for the June 2008 Distribution Date and each subsequent Distribution Date; and

•
if on the Distribution Date in December 2008, (i) the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance is 1.25% or greater, (ii) Cumulative Realized Losses for the related Collection Period are less than 1.20% and (iii) the Three Month Rolling Over 60-Day Delinquency Percentage for such Distribution Date is less than 7.00%, the percentage then specified in clause (ii) of this definition of Specified Reserve Account Balance will be reduced by 0.25% for the December 2008 Distribution Date and each subsequent Distribution Date.

provided, further, that on and after the date on which the Depositor eliminates the Reserve Account in accordance with the provisions of Section 5.05(e), the Specified Reserve Account Balance shall be zero.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successors.

"Three Month Rolling Over 60-Day Delinquency Percentage" means, for any Distribution Date, the average of the Over 60-day Delinquency Percentages for that Distribution Date and the two immediately preceding Distribution Dates.

"Total Available Amount" means, for each Distribution Date, the sum of the aggregate collections in respect of Receivables (including any Liquidation Proceeds, any Purchase Amounts paid by the Depositor, CFSC or the Servicer and any amounts received from Dealers with respect to Receivables) received during the related Collection Period and Investment Earnings on the Trust Accounts during such Collection Period, but shall not include any payments or proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection Period, (ii) any Liquidated Receivable after and to the extent of the reassignment of such Liquidated Receivable by the Trust to the Depositor in accordance with Section 4.02 and (iii) any Additional Servicing Compensation.

"Total Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the Total Available Amount for such Distribution Date and (ii) the amount, if any withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b) on such Distribution Date.

"Total Required Payment" means, for each Distribution Date, the amounts payable pursuant to Section 5.04(b)(i) through 5.04(b)(vi).

"Transaction Equipment" means, collectively, the Financed Equipment and, if applicable, the Cross-Collateralized Equipment.

"Transfer Date" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

"Trust" means the Issuing Entity.

"Trust Account Property" means the Trust Accounts, all investment property, instruments, money and other property credited to or on deposit in any Trust Account from time to time, including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

"Trust Accounts" has the meaning specified in Section 5.01(b).

"Trust Agreement" means the Amended and Restated Trust Agreement, dated as of June 28, 2006, between the Depositor and the Owner Trustee, as the same may be amended, modified or supplemented from time to time.

"Trust Officer" means, in the case of (a) the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (b) the Owner Trustee, any officer in the Corporate Trustee Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

"Write Down Amount" means, for any 180-Day Receivable, the excess of (i) the Contract Balance of such 180-Day Receivable as of the last day of the Collection Period during which a Scheduled Payment on such Receivable became more than 180 days past its due date, as specified in the related Contract, over (ii) the estimated value of the Receivable, as determined by the Servicer in accordance with its servicing standards, to the extent allocable to principal in the same manner as a payment in such amount would be.

SECTION 1.02.    Other Definitional Provisions.

            (a)   Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

                            (b)  All terms defined in this Agreement shall have the meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                            (c)  As used in this Agreement and in any document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such other document, and accounting terms partly defined in this Agreement or in any such other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such other document shall control.

                             (d)  The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and the term "or" is not exclusive. Terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC, unless the contract requires otherwise.

                             (e)  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

CONVEYANCE OF RECEIVABLES

            SECTION 2.01.   Conveyance of Receivables. In consideration of the Issuing Entity's delivery to or upon the order of the Depositor of (i) Class A-1 Notes with an aggregate Outstanding Principal Amount of $246,100,000, (ii) Class A-2 Notes with an aggregate Outstanding Principal Amount of $250,000,000, (iii) Class A-3 Notes with an aggregate Outstanding Principal Amount of $302,000,000, (iv) Class A-4 Notes with an aggregate Outstanding Principal Amount of $136,460,000, (v) Class B Notes with an aggregate Outstanding Principal Amount of $26,560,000 and (vi) the Certificate with a Certificate Balance of $4,835,819 the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations herein), all right, title and interest, whether now owned or hereafter acquired, of the Depositor in and to the following:

                               (a)   the Receivables, and all monies (including accrued interest) due thereunder on or after the Cut-off Date;

                               (b)   the Trust Account Property;

                              (c)  the security interests in the Transaction Equipment granted by Obligors pursuant to the Receivables, the Transaction Equipment, and all Liquidation Proceeds;

(d) all proceeds of repossessed or returned Transaction Equipment;

(e) all proceeds with respect to the Receivables from claims on any physical damage, credit life, liability or disability insurance policies covering Financed Equipment or Obligors, as the case may be;

(f) the Purchase Agreement, including the right of the Depositor to cause CFSC to repurchase Receivables from the Depositor as provided therein;

(g) all proceeds from recourse to, or other payments by, Dealers on Receivables;

(h) cash in the amount of the Reserve Account Initial Deposit; and

(i) the proceeds of any and all of the foregoing.

It is the express intent of the parties hereto that the conveyance of the Receivables and the other property described above by the Depositor to the Issuing Entity as provided in this Agreement be, and be construed as, a sale of the Receivables and the other property described above by the Depositor to the Issuing Entity. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the Receivables or the other property described above by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor. However, in the event, notwithstanding the intent of the parties, the Receivables or the other property described above are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Receivables or the other property described above then, (a) this Agreement shall be a security agreement within the meaning of Article 9 of the New York UCC and (b) the Depositor hereby grants to the Issuing Entity a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to the property described in clauses (a) through (i) above, as security for the obligations of the Depositor hereunder. In connection herewith, the Issuing Entity (or its assignee) shall have all of the rights and remedies of a secured party under the UCC.

Any assignment of the interest of the Issuing Entity pursuant to this Section 2.01 shall also be an assignment of the security interest created hereby. Each of the Depositor and the Issuing Entity shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement creates a security interest in the Receivables, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                SECTION 2.02.   Closing.

The conveyance of the Receivables and the other property described in Section 2.01 shall take place on the Closing Date, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the underwriting agreements relating to the Notes and the other Basic Documents. Upon the delivery to or upon the order of the Depositor of the Notes and the Certificate, the ownership of each Receivable and the contents of the related Receivable File is vested in the Issuing Entity, subject only to the lien of the Indenture.

               SECTION 2.03.   Books and Records.

The transfer of each Receivable shall be reflected on the Depositor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Depositor to the Issuing Entity. The Depositor shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Issuing Entity.

ARTICLE III

THE RECEIVABLES

               SECTION 3.01. Representations and Warranties of Depositor. The Depositor hereby makes the following representations and warranties as to the Receivables on which the Issuing Entity is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Issuing Entity and the grant of a security interest therein to the Indenture Trustee pursuant to the Indenture.

                              (a)   Title. It is the intention of the Depositor that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Issuing Entity and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuing Entity. Immediately prior to the transfer and assignment herein contemplated, the Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person and, immediately upon the transfer thereof, the Issuing Entity shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

                            (b)  Priority. Other than the security interest granted to the Issuing Entity pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuing Entity hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor. None of the Contracts that constitute or evidence the Receivables has any mark or notation indicating that it has been pledged, assigned or otherwise conveyed by the Depositor to any Person other than the Issuing Entity or the Indenture Trustee.

                               (c)   Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the proceeds thereof in favor of the Issuing Entity, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

(d)  Characterization of Receivables. The Receivables constitute "tangible chattel paper" within the meaning of the UCC.

                                (e)  All Actions Taken. On the Delivery Date all original executed copies of each Contract that constitute or evidence the Receivables will be delivered to the Custodian. The Depositor will cause the Custodian to deliver a written acknowledgment that the Custodian is holding the Receivable Files solely on behalf and for the benefit of the Issuing Entity. The Depositor has caused or will have caused, within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under applicable law in order to perfect the security interest in the Receivables granted to the Issuing Entity hereunder. All actions necessary in any jurisdiction to be taken to give (i) the Issuing Entity a first priority perfected ownership or security interest in the Receivables (exclusive of Receivables for which a governmental entity is the Obligor) and (ii) the Indenture Trustee a first priority perfected security interest therein (including UCC filings with the Nevada Secretaries of State) have been taken or will be taken within 10 days of the Closing Date.

                               (f)  Possession of Receivable Files. All of the Receivable Files have been or will be delivered to the Custodian within 30 days of the Closing Date, subject to Section 3.05(b).

(g)  Perfection of Security Interest in Financed Equipment. The Depositor has taken all steps necessary to perfect its security interest against the Obligors in the property securing the Contracts.

                              (h)  No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Agreement or any other Basic Document, the performance by the Depositor of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Depositor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Depositor or the Issuing Entity or upon the collectability of any Receivable or upon the ability of the Depositor to perform its obligations under this Agreement).

               SECTION 3.02.  Repurchase by Depositor or CFSC Upon Breach.

                            (a)  The Depositor, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, CFSC and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Depositor's representations and warranties made pursuant to Section 3.01 or any breach of CFSC's representations and warranties made pursuant to Section 3.02(b) of the Purchase Agreement. Unless any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Depositor or receipt by the Depositor of written notice from the Owner Trustee or the Servicer of such breach, the Depositor shall be obligated, and, if necessary, the Depositor or the Owner Trustee shall enforce the obligation of CFSC, if any, under Section 6.02(a)(i) of the Purchase Agreement, to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Depositor's option, as of the last day of the first month following the month of the discovery).

                             (b)  In consideration of the repurchase of the Receivable, the Depositor shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 5.03; provided, however, that the obligation of the Depositor to repurchase any Receivable arising solely as a result of a breach of CFSC's representations and warranties pursuant to Section 3.02(b) of the Purchase Agreement is subject to the receipt by the Depositor of the Purchase Amount from CFSC. Subject to the provisions of Section 6.02, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder with respect to a breach of representations and warranties pursuant to Section 3.01, Section 3.02(b) of the Purchase Agreement and the agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce CFSC's obligation, if any, to the Depositor to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

                SECTION 3.03.  Custody of Receivable Files. The Depositor, the Issuing Entity and the Indenture Trustee have appointed the Custodian pursuant to the Custodial Agreement, and the Custodian has thereby accepted such appointment, to act as custodian of the documents described in the definition of Receivable File.

                SECTION 3.04.  Duties of Servicer.

                            (a)  Receivable Files. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable itself and the Issuing Entity to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the related accounts, records and computer systems, in such a manner as shall enable the Issuing Entity or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity, the Owner Trustee or the Indenture Trustee.

                            (b)  Access to Records. The Servicer shall notify the Owner Trustee and the Indenture Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Owner Trustee and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct. The Indenture Trustee shall have access to such accounts, records and computer systems.

                            (c)  Safekeeping. The Servicer shall hold, or cause to be held, on behalf of the Issuing Entity (i) all file stamped copies of UCC financing statements evidencing the security interest of the Issuing Entity in Transaction Equipment and (ii) any and all documents, other than the Receivable Files, that CFSC or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or Transaction Equipment, and shall maintain such accurate and complete records pertaining to each Receivable as shall enable the Issuing Entity to comply with this Agreement. Upon instruction from the Indenture Trustee, the Servicer shall release any such UCC filing or other document to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

                  SECTION 3.05.   Acceptance by Issuing Entity and the Indenture Trustee of the Receivables; Certification by the Indenture Trustee.

                           (a)  The Issuing Entity hereby acknowledges and declares that on the Delivery Date the Custodian will hold the Receivable Files for the benefit of the Indenture Trustee, subject to the terms and conditions of the Indenture and this Agreement. By its acknowledgment of this Agreement, the Custodian agrees that it will execute and deliver the Custodian Certifications (as defined in the Custodial Agreement) described in Sections 3.1 and 4.1 of the Custodial Agreement. Prior to delivering the Receivable Files to the Custodian, the Servicer agrees to review (or cause to be reviewed) each Receivable File. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. On the Delivery Date the Servicer shall deliver to the Depositor, the Issuing Entity, the Indenture Trustee, the Owner Trustee and each Rating Agency, a certification in the form attached as Schedule C to the effect that, as to each Receivable (other than any Receivable paid in full or any Receivable specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to the Custodian pursuant to this Agreement (including each of the items in the definition of Receivable File) have been delivered to the Custodian, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Obligor) and relate to such Receivable, and (iii) based on its examination, and only as to the foregoing documents, the information set forth on the Schedule of Receivables accurately reflects the information set forth in the Receivable Files.

                              (b)  The Depositor agrees to use reasonable efforts to (i) in connection with the delivery of the Receivable Files on the Delivery Date, cause to be delivered to the Custodian, any Receivable File that the Custodian determines is missing pursuant to Section 4.1 of the Custodial Agreement and (ii) cause to be remedied a material defect in a document constituting part of a Receivable File. If, however, the Depositor has not caused (A) such missing Receivable File to be delivered or (B) to be remedied any defect by the last day of the second month following the month of the Delivery Date, and such defect materially and adversely affects the interests of the Noteholders or the Certificateholder in the related Receivable, the Depositor shall remit the Purchase Amount in the manner specified in Section 5.03. The obligation of the Depositor to repurchase any Receivable is subject to the receipt by the Depositor of the Purchase Amount from CFSC in accordance with the terms of the Purchase Agreement. Subject to the provisions of Section 5.03, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder with respect to such missing Receivable File or such a defect and the agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce CFSC's obligation to the Depositor, if any, to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

                             (c)  Upon receipt by the Indenture Trustee of a certification of the Servicer of a repurchase of a Receivable described in Section 3.05(b) and receipt of the Purchase Amount, the Indenture Trustee is required to release to CFSC the related Receivable File and shall execute, without recourse, and deliver such instruments of transfer as may be necessary to transfer such Receivable to CFSC.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

                SECTION 4.01.  Duties of Servicer. The Issuing Entity hereby engages the Servicer and the Servicer hereby agrees to manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing servicer reports to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholder and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Transaction Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuing Entity (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuing Entity, the Indenture Trustee, the Certificateholder or the Noteholders. The Owner Trustee shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall prepare, execute or cause to be executed and deliver all certificates or other documents required to be delivered by the Issuing Entity pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder. The Servicer shall determine the estimated value of any Receivable as to which a Scheduled Payment is more than 180 days past its due date as of the last day of a Collection Period during or prior to the immediately following Collection Period.

                SECTION 4.02.  Collection of Receivable Payments.

                             (a)  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable machinery receivables that it services for itself or others. The Servicer shall not reduce the principal balance of, reduce the APR of, reduce the aggregate amount of Scheduled Payments or the amount of any Scheduled Payment due under any Receivable, release or modify the security interest in the Financed Equipment securing such Receivable, or otherwise amend or modify a Receivable in a manner that would have a material adverse effect on the interests of the Noteholders. Notwithstanding the foregoing, the Servicer may grant extensions on a Receivable; provided, however, that if the Servicer extends the due date of any Scheduled Payment to a date beyond the Class B Note Final Scheduled Distribution Date, it shall promptly purchase the Receivable from the Issuing Entity in accordance with the terms of Section 4.07. To the extent not otherwise required by applicable law or the applicable Contract, the Servicer shall allocate payments made by or on behalf of the Obligor with respect to the Receivables first to any overdue Scheduled Payment (including taxes and miscellaneous billables), second to the current Scheduled Payment (including taxes and miscellaneous billables) and third to late fees. The Servicer may in its discretion waive any other amounts of Additional Servicing Compensation that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything in this Agreement to the contrary, in the event that a Receivable becomes a Liquidated Receivable, any Recoveries relating thereto shall be paid to the Depositor and such Liquidated Receivable shall be assigned by the Issuing Entity to the Depositor.

                                (b)  Notwithstanding anything in this Agreement to the contrary (but subject to the immediately succeeding sentence), the Servicer may refinance any Receivable only if (i) the related Obligor executes a new installment sales contract or lease and (ii) the proceeds of such refinancing are used to pre-pay all obligations in full of such Obligor under such Receivable (which amount shall be applied in accordance with Section 5.02). The new receivable created by the refinancing shall not be property of the Issuing Entity. The parties hereto intend that the Servicer will not refinance a Receivable pursuant to this Section 4.02(b) in order to provide direct or indirect assurance to the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders, or the Certificateholder, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Receivable.

                 SECTION 4.03.  Realization upon Receivables. On behalf of the Issuing Entity, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise realize upon the Transaction Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely or, with respect to Financed Equipment relating to any Lease, as to which the related Obligor has returned the Financed Equipment. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Transaction Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which any item of Transaction Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Transaction Equipment unless it shall determine in its discretion that such repair or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                 SECTION 4.04.  Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Transaction Equipment as of the execution of the Receivable.

                 SECTION 4.05.  Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable (including each Receivable on which a governmental entity is the Obligor) in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuing Entity and the Indenture Trustee in the event of the relocation of the Obligor, or for any other reason.

               SECTION 4.06.  Covenants of Servicer. The Servicer shall not: (i) release the Transaction Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part or modify such security interest except (A) in accordance with Section 4.03 or (B) in the event of payment in full by the Obligor thereunder; (ii) impair the rights of the Issuing Entity, the Indenture Trustee, the Certificateholder or the Noteholders in any Receivable; (iii) modify or refinance a Receivable except in accordance with the terms of Section 4.02; or (iv) fail to return a Receivable File released to it pursuant to Section 3.3 of the Custodial Agreement within five Business Days of such release.

              SECTION 4.07.  Purchase by Servicer of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee, the Depositor and CFSC promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Servicer's election, the last day of the first following month) (except for the failure to return a released Receivable File, for which there is no grace period beyond the specified five Business Days), the Servicer shall purchase any Receivable materially and adversely affected by such breach. If the Servicer takes any action pursuant to Section 4.02 that impairs the rights of the Issuing Entity, the Indenture Trustee, the Certificateholder or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.03. Subject to Section 7.02, the sole remedy of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Certificateholder or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to Section 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders, or the Certificateholder, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectability of, any Receivable.

                 SECTION 4.08.  Servicing Fee. On each Distribution Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Note Value as of the first day of such preceding Collection Period. The Servicer shall also be entitled to any Additional Servicing Compensation with respect to Receivables, collected (from whatever source) on the Receivables, which Additional Servicing Compensation shall be paid to the Servicer pursuant to Section 5.07.

                 SECTION 4.09.  Servicer Report. On each Determination Date, the Servicer shall deliver to the Administrator, the Owner Trustee, the Paying Agent as defined in the Trust Agreement, the Indenture Trustee and the Depositor, with a copy to the Rating Agencies, a Servicer Report containing all information necessary to make the distributions pursuant to Sections 5.04, 5.05 and 5.06 for the Collection Period preceding the date of such Servicer Report. The Servicer Report shall be substantially in the form of Schedule D (or such other form as is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer). Neither the Owner Trustee nor the Indenture Trustee shall be required to determine, confirm or recalculate the information contained in the Servicer Report. Receivables to be purchased by the Servicer or to be repurchased by the Depositor or CSFC shall be identified by the Servicer by account number with respect to such Receivable as specified in Schedule A.

                 SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.

                           (a)  The Servicer shall deliver to each of the Owner Trustee, the Indenture Trustee and the Rating Agencies, on or before the earlier of (1) April 30 of each year or (2) with respect to any calendar year during which the Issuing Entity's Annual Report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the Annual Report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, a servicer compliance statement, signed by an authorized officer of the Servicer, as described in Item 1123 of Regulation AB, to the effect that:
                                             (i)  A review of the Servicer's activities during the preceding 12-month period ended December 31 (or in the case of the initial statement, the period from the Closing Date to December 31) and of its performance under this Agreement has been made under such officer's supervision; and

                                            (ii)  To the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

                           (b)  The Servicer shall use commercially reasonable efforts to obtain from all other parties participating in the servicing function any additional certifications required under Item 1123 of Regulation AB to the extent required to be included in the Issuing Entity’s Annual Report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer's duties hereunder if any such party fails to deliver such a certification.

                          (c)  The Indenture Trustee shall send a copy of such certificate and the accountants' attestation referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the accountants' attestation referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee at its address in Section 10.03.

                         (d)  The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

                SECTION 4.11.  Annual Independent Certified Public Accountants' Attestation. In order to confirm that the servicing of the Receivables has been conducted in compliance with the terms of this Agreement and to comply with the applicable provisions of Regulation AB, the Servicer shall deliver or shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Depositor or CFSC, to deliver to the Owner Trustee and the Indenture Trustee on or before the earlier of (a) April 30 of each year or (b) with respect to any calendar year during which the Issuing Entity's Annual Report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the Annual Report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the attestation required under Item 1122(b) of Regulation AB.

               SECTION 4.12.  Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Owner Trustee, the Indenture Trustee, the Certificateholder and the Noteholders.

                 SECTION 4.13.  Reports to the Commission.

                            (a)  The Servicer shall cause to be filed with the Commission any periodic reports required to be filed by the Issuing Entity under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder including, without limitation, reports on Form 10-K, Form 10-D and Form 8-K. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

                            (b)  Any Form 10-K filed with the Commission in connection with this Section 4.13 shall include, with respect to the Notes:
                                      (i)  A certification, signed by the senior officer in charge of the servicing functions of the Servicer, in the form required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission.

                                     (ii)  A report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to transactions involving the Servicer that are backed by the same types of assets as those backing the Notes, as well as similar reports on assessment of compliance received from other parties participating in the servicing function as required by Item 1122(a) of Regulation AB.

                                     (iii)  With respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations, as described in Regulation 1122(b) of Regulation AB and Section 4.11.

                                      (iv)  The servicer compliance statement required to be delivered pursuant Section 4.10.

                            (c)  The Servicer shall use commercially reasonable efforts to obtain from all other parties participating in the servicing function any required assessment report and related accountants' attestation to the extent required to be included in the Issuing Entity’s Annual Report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer's duties hereunder if any such party fails to deliver such a report or attestation.

ARTICLE V

DISTRIBUTIONS; RESERVE ACCOUNT;
CERTIFICATEHOLDER AND NOTEHOLDER INFORMATION

                    SECTION 5.01.  Establishment of Trust Accounts.

                                (a) (i) The Servicer, for the benefit of the Noteholders and the Certificateholder, shall establish and maintain in the name of the Indenture Trustee an Eligible Securities Account (the "Collection Account"), which is U.S. Bank National Association Account #103403001 as of the Closing Date. The Indenture Trustee shall establish and maintain an administrative subaccount within the Collection Account for the benefit of the Noteholders and the Certificateholder (the "Principal Distribution Account"), which is U.S. Bank National Association Account #103403002 as of the Closing Date.

                                       (ii)  The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Securities Account (the "Reserve Account"), which is U.S. Bank National Association Account #103403003 as of the Closing Date.

                              (b)  Funds on deposit in the Collection Account (including the Principal Distribution Account) and the Reserve Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments (other than losses from nonpayment of investments in obligations of the institution acting as Indenture Trustee). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the applicable Noteholders and, if applicable, the Certificateholder. Other than as permitted by the Rating Agencies, funds credited to or on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the immediately following Distribution Date; provided, however, that funds credited to or on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on the Distribution Date. Funds credited to or deposited in a Trust Account on a Transfer Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

                                    (c)  (i)The Trust Accounts shall be under the control of the Indenture Trustee. If, at any time, any of the Trust Accounts ceases to be an Eligible Securities Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Securities Account and shall transfer any cash or any investments to such new Trust Account. So long as U.S. Bank National Association is an Eligible Institution, any Trust Account may be maintained with it as an Eligible Securities Account.

                                           (ii) With respect to the Trust Account Property, the Indenture Trustee and U.S. Bank National Association, as Securities Intermediary, agree, and each subsequent Securities Intermediary shall agree, by its acceptance hereof, that:

(A) any Trust Account Property held in securities accounts shall be held solely in the Eligible Securities Accounts; and each such Eligible Securities Account shall be subject to the control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B) all Trust Account Property shall be delivered to the Indenture Trustee by causing the financial institution then maintaining the related Trust Account (each such institution being referred to herein as a "Securities Intermediary") to indicate by book-entry that the financial asset related to such Trust Account Property has been credited to such Trust Account. Each Trust Account shall only be established at a financial institution which agrees (i) to comply with entitlement orders with respect to such Trust Account issued by the Indenture Trustee without further consent of the Depositor, the Servicer or the Issuing Entity and (ii) that each item of property credited to such Trust Account shall be treated as a financial asset, and the Securities Intermediary does hereby agree to the foregoing; and

(C) Upon release of the lien of the Indenture Trustee under the Indenture in accordance with the terms thereof, each of the Trust Accounts shall be put in the name of the Issuing Entity and the Issuing Entity shall have all rights granted to the Indenture Trustee pursuant to this Agreement.

                                        (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

                                         (iv) The Indenture Trustee is hereby authorized to execute purchase and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Indenture Trustee shall send statements to the Servicer and the Issuing Entity monthly reflecting activity for each account created hereunder for the preceding month. Although the Issuing Entity recognizes that it may obtain a broker confirmation at no additional cost, the Issuing Entity hereby agrees that confirmations of investments are not required to be issued by the Indenture Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

                  SECTION 5.02.  Collections. Subject to Section 5.03, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and (ii) all Liquidation Proceeds, in each case as collected during each Collection Period within two Business Days of receipt and identification thereof. Notwithstanding the foregoing, if (i) CFSC is the Servicer, (ii) a Servicer Default shall not have occurred and be continuing and (iii) CFSC maintains a short-term rating of at least "A-1" by Standard & Poor's and "Prime-1" by Moody's, the Servicer may remit such collections with respect to each Collection Period to the Collection Account on or before the second Business Day prior to the following Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or CFSC.

                   SECTION 5.03.  Additional Deposits.

                              (a)  The Servicer and the Depositor shall deposit or cause to be deposited in the Collection Account the Purchase Amounts with respect to Purchased Receivables as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid under Section 9.01 as set forth therein. The Servicer and the Depositor will deposit the Purchase Amount with respect to each Purchased Receivable when such obligations are due, unless, with respect to Purchase Amounts to be remitted by the Servicer, the Servicer shall be permitted to make deposits monthly prior to each Distribution Date pursuant to Section 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Purchase Amounts paid by itself, CFSC, or the Depositor separately.

                              (b)  By its acknowledgement of this Agreement, the Indenture Trustee agrees that on each Distribution Date it will withdraw all Investment Earnings credited to the Reserve Account since the preceding Distribution Date (or in the case of the initial Distribution Date, the Indenture Trustee will withdraw all Investment Earnings credited to Reserve Account since the Closing Date) and deposit such Investment Earnings in the Collection Account in accordance with Section 8.03(a) of the Indenture.

                     SECTION 5.04.  Distributions.

                              (a)  On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be remitted to the Class A Noteholders, the Class B Noteholders and the Certificateholder.

                            (b)  On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Schedule E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following deposits and distributions for receipt by the Servicer, the Noteholders, or for deposit in the applicable Trust Account or Certificate Distribution Account by 11:00 A.M. (New York time) on such following Distribution Date to the extent of the Total Distribution Amount on deposit in the Collection Account, in the following order of priority:

                                              (i)  to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                                             (ii)  to the Administrator under the Administration Agreement, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

                                             (iii)  to the Class A Noteholders pro rata based upon the amount of interest accrued on each such Class of Class A Notes, the Class A Noteholders' Interest Distributable Amount;

                                              (iv)  to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

                                               (v)  to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount;

                                              (vi)  to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

                                              (vii)  to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account on such Distribution Date; provided, that, on or prior to the Distribution Date on which the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance, the amount deposited in the Reserve Account pursuant to this clause (vii) shall not exceed the Net Excess Spread for the applicable Distribution Date;

                                              (viii)  if any Class of Notes is Outstanding prior to giving effect to distributions on such Distribution Date, to the Principal Distribution Account, the Regular Principal Distribution Amount;

                                               (ix)  pro rata, to the Indenture Trustee under the Indenture, all unpaid Indenture Trustee's fees and expenses, to the Custodian under the Custodial Agreement, all unpaid Custodian's fees and expenses; and to the Issuing Entity, the amount of any state taxes payable by the Issuing Entity; and

                                                (x)  to the Certificate Distribution Account, the remaining Total Distribution Amount.

                       (c)  On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Schedule E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following distributions from the Principal Distribution Account by 11:00 A.M. (New York time) on such following Distribution Date in the following order of priority:

                                               (i)  to the Class A-1 Noteholders in reduction of the Outstanding Principal Amount of the Class A-1 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                                               (ii)  to the Class A-2 Noteholders in reduction of the Outstanding Principal Amount of the Class A-2 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                                               (iii)  to the Class A-3 Noteholders in reduction of the Outstanding Principal Amount of the Class A-3 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                                               (iv)  to the Class A-4 Noteholders in reduction of the Outstanding Principal Amount of the Class A-4 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

                                                 (v)  to the Class B Noteholders in reduction of the Outstanding Principal Amount of the Class B Notes until the Outstanding Principal Amount thereof has been reduced to zero; and

                                                (vi)  to the Certificate Distribution Account, any funds remaining on deposit in the Principal Distribution Account.

                                 (d)  Notwithstanding anything in this Section 5.04 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, all amounts on deposit in the Collection Account shall be applied in accordance with Section 5.04(b) or 5.04(c) of the Indenture.

                                 (e)  In the event that any withholding tax is imposed on the Issuing Entity’s payment (or allocations of income) to the Class B Noteholders, such tax shall reduce the amount otherwise distributable to the Class B Noteholders in accordance with this Section. The Indenture Trustee is hereby authorized to retain from amounts otherwise distributable to the Class B Noteholders sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuing Entity (but such authorization shall not prevent the Issuing Entity or the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Class B Noteholders shall be treated as cash distributed to the Class B Noteholders at the time it is withheld by the Issuing Entity and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (e). In the event that the Class B Noteholders wish to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with the Class B Noteholders in making such claim so long as the Class B Noteholders agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

                 SECTION 5.05.  Reserve Account.

                              (a)  On the Closing Date, the Issuing Entity shall deposit the Reserve Account Initial Deposit into the Reserve Account using the cash supplied to it pursuant to Section 2.01(h). The Servicer shall determine the Specified Reserve Account Balance for each Distribution Date.

                              (b)  On each Determination Date, the Servicer shall determine if the Total Required Payment exceeds the Total Available Amount for the related Distribution Date, and if such an excess exists the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on the related Distribution Date, to the extent of funds available therein after any withdrawal from the Reserve Account pursuant to Section 5.03(b), an amount equal to such excess and deposit such funds into the Collection Account for inclusion as part of the Total Distribution Amount for distribution on such Distribution Date in accordance with the priorities set forth in Section 5.04(b).

                              (c)  On each Determination Date, the Servicer shall determine if the amount on deposit in the Reserve Account (after taking into account any deposits thereto pursuant to Sections 5.04(b) and any withdrawals therefrom pursuant to Sections 5.03(b) or 5.05(b)) is greater than the Specified Reserve Account Balance for such Distribution Date (which shall be calculated to give effect to the reduction in the Outstanding Principal Amount of the Notes to result from payments to Noteholders pursuant to Section 5.04(c) on such Distribution Date) and the Servicer shall instruct the Indenture Trustee to deposit such amounts in the Certificate Distribution Account.

                             (d)  Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Reserve Account shall be applied by the Indenture Trustee in accordance with Section 5.04(b) or 5.04(c) of the Indenture.

                              (e)  Upon satisfaction of the Rating Agency Condition, the Depositor may eliminate the Reserve Account and replace it with an alternative arrangement.

                  SECTION 5.06.  Certificateholder and Noteholder Information. On the second Business Day prior to each Distribution Date, the Indenture Trustee shall forward or make available to each Noteholder of record and the Administrator shall forward to each Certificateholder of record pursuant to the Trust Agreement the Servicer Report delivered by the Servicer pursuant to Section 4.09. Such Servicer Report shall set forth at least the following information as to the Notes (separately stating such information as to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes) and the Certificate, to the extent applicable:

                                                              (i)  the amount to be deposited to the Principal Distribution Account and the amounts to be paid to the Noteholders and the Certificateholder therefrom;

                                                              (ii)  the Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the amounts paid to such Noteholders in respect thereof;

                                                              (iii)  the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                                                              (iv)  the Note Value as of the close of business on the last day of the preceding Collection Period;

                                                              (v)  the Outstanding Principal Amount of each class of the Notes, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3 Note Pool Factor, the Class A-4 Note Pool Factor, the Class B Note Pool Factor and the Certificate Balance, in each case as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

                                                               (vi)  the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                                                               (vii)  the amount of the Administration Fee paid to the Administrator with respect to the preceding Collection Period;

                                                              (viii)  the aggregate amount of the Purchase Amounts for Purchased Receivables with respect to the related Collection Period paid by each of CFSC, the Depositor, and the Servicer (accounted for separately);

                                                               (ix)  the amount of Realized Losses, if any, for the related Collection Period;

                                                               (x)  the amount of Cumulative Realized Losses with respect to the related Collection Period;

                                                              (xi)  the balance of the Reserve Account on such Distribution Date, after giving effect to withdrawals made on such Distribution Date;

                                                              (xii)  the Specified Reserve Account Balance for such Distribution Date;

                                                             (xiii)  the amount, if any, to be withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b);

                                                             (xiv)  the amount, if any, to be withdrawn from the Reserve Account and deposited to the Certificate Distribution Account pursuant to Section 5.05(c);

                                                             (xv)  the Certificate Balance for such Distribution Date and the aggregate amount to be deposited to the Certificate Distribution Account pursuant to Section 5.04(c);

                                                           (xvi)  the amount, if any, to be distributed to the Certificateholder pursuant to Section 5.02(a)(i) of the Trust Agreement; and

                                                         (xvii)  the amount, if any, to be distributed to the Depositor pursuant to Section 5.02(a)(ii) of the Trust Agreement.

Each amount set forth pursuant to paragraph (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

The Indenture Trustee shall only be required to provide to the Noteholders the information furnished to it by the Servicer. The Indenture Trustee shall not be required to determine, confirm or recompute any such information.

               SECTION 5.07.  Net Deposits. As an administrative convenience, so long as CFSC is the Servicer and the Administrator, if the Servicer is permitted to remit collections monthly rather than within two Business Days of their receipt and identification pursuant to Section 5.02, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer or the Administrator with respect to such Collection Period (including any Additional Servicing Compensation and the Servicing Fee to the extent of amounts available for payment thereof), and the Servicer shall pay amounts owing to the Administrator directly; provided, that if the Servicer is required to remit collections within two Business Days, the Servicer shall be paid the Additional Servicing Compensation by means of the Servicer making the deposit of such collections net of the Additional Servicing Compensation and deposits of such amounts may not be made net of the Servicing Fee. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholder as if the Servicing Fee and Administration Fee were paid individually.

               SECTION 5.08.  Tax Monitoring. The Servicer shall monitor whether any state taxes are payable by the Issuing Entity and shall notify the Indenture Trustee of the amount and due date of such taxes in a timely manner.

ARTICLE VI

THE DEPOSITOR

                 SECTION 6.01.  Representations of Depositor. The Depositor makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuing Entity and the grant of a security interest therein to the Indenture Trustee pursuant to the Indenture.

                              (a)  Organization and Good Standing. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                             (b)  Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Depositor or the Issuing Entity.

                            (c)  Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the Receivables and other property to be sold and assigned to and deposited with the Issuing Entity and has duly authorized such sale and assignment to the Issuing Entity by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

                           (d)  Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (e)  No Violation. The consummation by the Depositor of the transactions contemplated by this Agreement and the fulfillment by the Depositor of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                         (f)  No Proceedings. There are no proceedings or investigations pending, or to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes, the Certificate or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificate or any other of the Basic Documents or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificate.

                SECTION 6.02.  Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

                        (a)  The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Custodian and the Indenture Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuing Entity, the Owner Trustee, the Custodian or the Indenture Trustee or their respective officers, directors, and agents with respect to the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Certificate and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

                      (b)  The Depositor shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Custodian and the Indenture Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of (i) the Depositor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Depositor's or the Issuing Entity's violation or alleged violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificate.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Custodian or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section 6.02 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

                SECTION 6.03.  Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Issuing Entity and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary fully to preserve and protect the interest of the Issuing Entity and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

              SECTION 6.04.  Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

              SECTION 6.05.  Depositor May Own the Certificate or Notes. The Depositor and any Affiliate (other than CFSC) thereof may in its individual or any other capacity become the owner or pledgee of the Certificate or Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein (including the definition of "Outstanding" contained in each of the Indenture and the Trust Agreement) or in any Basic Document.

ARTICLE VII

THE SERVICER

SECTION 7.01.  Representations of Servicer. The Servicer makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement (or as of the date a Person (other than the Indenture Trustee) becomes Servicer pursuant to Sections 7.03 and 8.02, in the case of a successor to the Servicer) and shall survive the sale of the Receivables to the Issuing Entity and the grant of a security interest therein to the Indenture Trustee pursuant to the Indenture.

               (a)    Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to service the Receivables.

                              (b)  Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                              (c)  Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                            (d)  No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                           (e)  No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes, the Certificate or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificate or any of the other Basic Documents; or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificate.

                           (f)  No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuing Entity or upon the collectability of any Receivable or upon the ability of the Servicer to perform its obligations under this Agreement).

                 SECTION 7.02.  Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                    (a)  The Servicer shall defend, indemnify and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Custodian, the Noteholders, the Certificateholder and the Depositor and any of the officers, directors and agents of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Custodian and the Depositor from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Depositor or the Issuing Entity) thereof of any Transaction Equipment.

                   (b)  The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Custodian and the Depositor and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity or the Depositor, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Certificate and the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising out of distributions on the Certificate or the Notes) and (ii) costs and expenses in defending against the same.

                    (c)  The Servicer shall indemnify, defend and hold harmless the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Custodian, the Certificateholder and the Noteholders and any of the officers, directors and agents of the Issuing Entity, the Owner Trustee, the Indenture Trustee and the Depositor from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

                   (d)  The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Custodian and the Indenture Trustee and their respective officers, directors and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, and in the case of the Owner Trustee, in the Trust Agreement, in the case of the Custodian, the Custodial Agreement and in the case of the Indenture Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, the Custodian or the Indenture Trustee, as applicable; or (ii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

                  (e)  The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate, other than any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Certificate and the Notes, or Federal or other income taxes imposed on the Issuing Entity because of its classification or reclassification for tax purposes, or Federal or other income taxes arising out of distributions on the Certificate or the Notes.

For purposes of this Section, in the event of the termination of the rights and obligations of CFSC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

                 SECTION 7.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, or (iv) which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar, and (b) in the case of any of (i), (ii), (iii) or (iv), which has executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency Condition shall have been satisfied with respect to such transaction and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clause (a) or (b) above.

               SECTION 7.04.  Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholder, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholder under this Agreement and the Noteholders under the Indenture.

               SECTION 7.05.  CFSC Not To Resign as Servicer. Subject to the provisions of Section 7.03, CFSC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of CFSC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of CFSC in accordance with Section 8.02.

ARTICLE VIII

DEFAULT

                 SECTION 8.01.  Servicer Default. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

                             (a)  any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or (ii) to direct the Indenture Trustee to make any required distribution therefrom that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;

                           (b)  failure on the part of the Servicer to duly observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Certificateholder or Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer and to the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes or the Certificateholder; or

                            (c)  an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Class A Notes evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no Class A Notes are Outstanding, the Holders of Class B Notes evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no Notes are Outstanding, either the Owner Trustee or the Certificateholder, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof that accrued prior to such termination) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and (y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

                  SECTION 8.02.  Appointment of Successor Servicer.

                            (a)  Upon the Servicer's receipt of notice of termination, pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor Servicer, the Indenture Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and the Additional Servicing Compensation. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the Receivables to the satisfaction of the Indenture Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of receivables comparable with the Receivables, as the successor to the Servicer under this Agreement.

The Indenture Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed by it, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of CFSC or any other Servicer prior to its termination.

                              (b)  Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and the Additional Servicing Compensation and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                              (c)  Subject to the Indenture Trustee's right to appoint a successor Servicer pursuant to Section 8.02(a) after the Indenture Trustee has become the Servicer pending the appointment of and acceptance by a successor Servicer, the Servicer may not resign unless it is prohibited from serving as such by law.

                              (d)  Notwithstanding any other provision of this Agreement, neither the Indenture Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of CFSC or any Servicer (i) to cooperate with the Indenture Trustee or any successor Servicer pursuant to Section 8.01, (ii) to deliver funds required to be deposited to any Trust Account or (iii) to deliver files or records relative to the Receivables as may be requested by the Indenture Trustee or successor Servicer.

                SECTION 8.03.  Notification to Noteholders and Certificateholder. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholder and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

              SECTION 8.04.  Waiver of Past Defaults. The Holders of Class A Notes evidencing more than a 50% of the Outstanding Principal Amount of such Notes or, if no Class A Notes are Outstanding, the Holders of Class B Notes evidencing more than 50% of the Outstanding Principal Amount of such Notes or, if no Notes are Outstanding, the Certificateholder, may, on behalf of all Noteholders and the Certificateholder, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

               SECTION 8.05.  Appointment of Custodians. CFSC, the Depositor, the Issuing Entity and the Indenture Trustee may, with the consent of the Servicer and notice to the Rating Agencies, appoint U.S. Bank National Association, as Custodian to hold all or a portion of the Receivable Files as agent for such Person during such time as such Person owns or has an interest in the Receivables, in accordance with the Custodial Agreement. U.S. Bank National Association is appointed Custodian and, for so long as it shall be the Custodian thereunder, agrees to comply with the terms of the Custodial Agreement applicable to it. The Indenture Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian.

ARTICLE IX

TERMINATION

              SECTION 9.01.  Optional Purchase of All Receivables; Trust Termination.

                         (a)  If on the last day of any Collection Period the Note Value is 10% or less of the Initial Note Value the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts, which purchase shall be effective as of such last day by depositing in the Collection Account on or prior to the second Business Day prior to the next succeeding Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables but not including Liquidated Receivables) pursuant to Section 5.03; provided, however, that the aggregate Purchase Amount for the Receivables, after payment of all amounts due pursuant to Section 5.04(b)(i) on such next succeeding Distribution Date, is an amount at least equal to the aggregate Redemption Price for the Class A-4 Notes and the Class B Notes; and provided further that the Servicer shall not purchase the Owner Trust Estate if the aggregate Purchase Amount exceeds the fair market value of the Owner Trust Estate as determined by the Servicer in good faith.

        (b) Notice of any termination of the Issuing Entity shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

                         (c)  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder (other than the right to receive payments under Section 5.05(b)), and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS
                SECTION 10.01.  Amendment. The Agreement may be amended by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholders or the Certificateholder or the federal tax characterization of the Notes.

This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuing Entity, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Notes and the consent of the "Holder" (as defined in the Trust Agreement) of the Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes, the holders of which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes.

Prior to the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent without the consent of the Certificateholder, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder.

It shall not be necessary for the consent of the Certificateholder or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                 SECTION 10.02.  Protection of Title to Trust.

                             (a)  The Depositor shall take all actions necessary to perfect, and maintain perfection of, the interests of the Issuing Entity and the Indenture Trustee in the Receivables. In the event it is determined that the Indenture Trustee's or the Issuing Entity's interests are no longer perfected, such actions shall include but shall not be limited to the enforcement of the terms of the Custodial Agreement and of Section 6.02 of the Purchase Agreement. In addition, without limiting the rights of the Indenture Trustee or the Issuing Entity specified in the immediately preceding sentence, the Depositor shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to present, maintain, and protect the interest of the Issuing Entity and the interest of the Indenture Trustee in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                            (b)  Neither the Depositor nor the Servicer shall change its name or type or jurisdiction of organization unless it shall have given the Owner Trustee and the Indenture Trustee at least 30 days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the security interest of the Issuing Entity or the Indenture Trustee in the Receivables is not adversely affected).

                            (c)  The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                           (d)  The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                          (e)  The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuing Entity (which interest has been acquired from the Depositor) and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuing Entity and a security interest therein has been granted to the Indenture Trustee. Indication of the Issuing Entity's interest (which interest has been acquired from the Depositor) and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

                           (f)  If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in receivables comparable with the Receivables, to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuing Entity and a security interest therein has been granted to the Indenture Trustee.

                             (g)  The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

                             (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Collateral, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer Reports furnished before such request indicating removal of Receivables from the Collateral.

                              (i) The Depositor shall deliver to the Owner Trustee and the Indenture Trustee:

                                           (1)  promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions have been taken that are necessary fully to perfect the interests of the Issuing Entity and the Indenture Trustee in the Receivables, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; and

                                           (2)  within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all actions have been taken, and, if applicable, all financing statements and continuation statements have been authorized and filed, that are necessary fully to perfect the interests of the Issuing Entity and the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

                           (j)  The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                SECTION 10.03.  Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119, (702-735-2514), (b) in the case of the Servicer, to Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203-0001 (615-341-1000), (c) in the case of the Issuing Entity or the Owner Trustee, at the "Corporate Trust Office" (as defined in the Trust Agreement), with a copy to the Administrator, to 2120 West End Avenue, Nashville, Tennessee 37203-0001 (615-341-1000), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                SECTION 10.04.  Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.03 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

               SECTION 10.05.  Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuing Entity, the Owner Trustee, the Certificateholder, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

               SECTION 10.06.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 10.07.  Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 10.08.  Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

              SECTION 10.09.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 10.10.  Assignment to Indenture Trustee. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuing Entity in, to and under the Receivables and the other property constituting the Owner Trust Estate or the assignment of any or all of the Issuing Entity's rights and obligations hereunder to the Indenture Trustee.

              SECTION 10.11.  Nonpetition Covenants.

                       (a)  Notwithstanding any prior termination of this Agreement, the Servicer, the Depositor, the Owner Trustee, the Custodian, the Securities Intermediary, and the Indenture Trustee shall not, prior to the date which is one year and one day after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity.

                    (b)  Notwithstanding any prior termination of this Agreement, the Servicer, the Issuing Entity, the Owner Trustee, the Custodian, the Securities Intermediary, and the Indenture Trustee shall not, prior to the date which is one year and one day after the payment in full of the Notes, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

                   SECTION 10.12.  Limitation of Liability of Owner Trustee and Indenture Trustee.

                             (a)  Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity, and in no event shall Chase Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as owner trustee of the Issuing Entity, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                          (b)  Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by U.S. Bank National Association not in its individual capacity but solely as Indenture Trustee, Securities Intermediary, and Custodian and in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

CATERPILLAR FINANCIAL ASSET TRUST 2006-A

By: CHASE BANK USA, NATIONAL ASSOCIATION,
        not in its individual capacity but solely as Owner
        Trustee on behalf of the Issuing Entity,

 By: /s/ Diane P. Ledger
 Name: Diane P. Ledger
 Title: Assistant Vice President

CATERPILLAR FINANCIAL FUNDING
CORPORATION, as Depositor,

By:  /s/ James A. Duensing
Name: James A. Duensing
Title: Treasurer

CATERPILLAR FINANCIAL SERVICES
CORPORATION, as Servicer

By:  /s/ James A. Duensing
Name: James A. Duensing
Title: Treasurer

Acknowledged and Accepted:
U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but only as
Indenture Trustee, Custodian and
Securities Intermediary

By: /s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

Acknowledged and Accepted:
CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely
as Owner Trustee of the Issuing Entity,

By: /s/ Diane P. Ledger
Name: Diane P. Ledger
Title: Assistant Vice President

Sale and Servicing Agreement

SCHEDULE A

SCHEDULE OF RECEIVABLES

A-1

SCHEDULE B

LOCATION OF RECEIVABLE FILES

4040 S. Eastern Avenue, Suite 346
Las Vegas, Nevada 89121

B-1

SCHEDULE C

FORM OF RECEIVABLE FILES CERTIFICATION

[DATE]

[Issuing Entity]

[Rating Agencies]

[Depositor]

Re:
Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of June 1, 2006 among Caterpillar Financial Services Corporation, as Servicer, Caterpillar Financial Funding Corporation and Caterpillar Financial Asset Trust 2006-A

Ladies and Gentlemen:

In accordance with the provisions of Section 3.05 of the above-referenced Sale and Servicing Agreement, the undersigned hereby certifies that as to each Receivable listed on the Schedule of Receivables (other than any Receivable paid in full or any Receivable listed on the exception report attached hereto), it has reviewed the Receivable Files and has determined that (i) all documents required to be delivered to the Custodian pursuant to the Sale and Servicing Agreement (including each of the items in the definition of Receivable File) have been delivered to the Custodian, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Obligor) and relate to such Receivable, and (iii) based on its examination, and only as to the foregoing documents, the information set forth on the Schedule of Receivables accurately reflects the information set forth in the Receivable Files.

The undersigned has not made any independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any documents contained in the Receivable Files, or (ii) the collectability, insurability, effectiveness or suitability of any Receivable identified on the Schedule of Receivables.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Sale and Servicing Agreement.

[Signature Page Follows]

C-1

CATERPILLAR FINANCIAL SERVICES CORPORATION,
as Servicer

By:_______________________________________
Name:
Title:

C-2

SCHEDULE D

SERVICER REPORT

The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation and (ii) this Servicer Report complies with the requirements of, and is being delivered pursuant to, Section 4.09 and Section 5.06 of the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of June 1, 2006 between Caterpillar Financial Asset Trust 2006-A, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation.

Dated: ________________________________                       ________________________________________
                                                                                                               Name:
                                                                                                               Title:

                                                                                                                _______________________________________
Name:
                                                                                                                Title:

D-1

Caterpillar Financial Asset Trust 2006-A
SERVICER REPORT

Record Date
Distribution Date	July 25, 2006
Transaction Month	1

Collection Period Month Begin	June 1, 2006
Collection Period Month End	June 30, 2006
Previous Payment Date (or Closing Date)	June 28, 2006
Actual Days in Accrual Period	27

ORIGINAL DEAL PARAMETERS
Initial Note Value
Initial Aggregate Contract Balance
Number of Contracts
Weighted Average Annual Percentage Rate
Weighted Average Remaining Term
Annual Servicing Fee Rate
Reserve Account Initial Deposit
Specified Reserve Account Balance
Class A-1 Note Original Principal Balance
Class A-1 Note Rate
Class A-1 Note Final Scheduled Distribution Date
Class A-1 CUSIP Number
Class A-2 Note Original Principal Balance
Class A-2 Note Rate
Class A-2 Note Final Scheduled Distribution Date
Class A-2 CUSIP Number
Class A-3 Note Original Principal Balance
Class A-3 Note Rate
Class A-3 Note Final Scheduled Distribution Date
Class A-3 CUSIP Number
Class A-4 Note Original Principal Balance
Class A-4 Note Rate
Class A-4 Note Final Scheduled Distribution Date
Class A-4 CUSIP Number
Class B Note Original Principal Balance
Class B Note Rate
Class B Note Final Scheduled Distribution Date
Class B CUSIP Number
Certificate Balance

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value
Aggregate Contract Balance
Number of Contracts
Weighted Average Annual Percentage Rate
Weighted Average Remaining Term
Reserve Account Balance
Class A-1 Note Outstanding Principal Balance
Class A-1 Note Interest Shortfall
Class A-2 Note Outstanding Principal Balance
Class A-2 Note Interest Shortfall
Class A-3 Note Outstanding Principal Balance
Class A-3 Note Interest Shortfall
Class A-4 Note Outstanding Principal Balance
Class A-4 Note Interest Shortfall
Class B Note Outstanding Principal Balance
Class B Note Interest Shortfall
Servicing Fee Shortfall

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections
Total Principal Collections
Residual Collections
Warranty Repurchases Contracts
Administrative Repurchases
Liquidation Proceeds
Reserve Account Reinvestment Income
Total Available Amount

Beginning Note Value
Ending Note Value
Beginning Aggregate Contract Balance
Ending Aggregate Contract Balance
Number of Contracts at Beginning of Period
Number of Contracts at End of Period
Weighted Average Annual Percentage Rate
Weighted Average Remaining Term
Cumulative Prepayment Rate
Aggregate Scheduled Amounts 31-60 days past due
Aggregate Scheduled Amounts 61-90 days past due
Aggregate Scheduled Amounts 91-120 days past due
Aggregate Scheduled Amounts 121 days or more past due
Net Losses on Liquidated Receivables this Period
Repossessed Equipment not Sold or Reassigned (Beginning)
Repossessed Equipment not Sold or Reassigned (End)

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due
Is CFSC or Affiliate Servicer (Yes / No)?
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?

Administration Fee

Class A-1 Noteholders' Monthly Interest Distributable Amount
Class A-1 Noteholders' Interest Carryover Shortfall
Class A-1 Noteholders' Interest Distributable Amount

Class A-2 Noteholders' Monthly Interest Distributable Amount
Class A-2 Noteholders' Interest Carryover Shortfall
Class A-2 Noteholders' Interest Distributable Amount

Class A-3 Noteholders' Monthly Interest Distributable Amount
Class A-3 Noteholders' Interest Carryover Shortfall
Class A-3 Noteholders' Interest Distributable Amount

Class A-4 Noteholders' Monthly Interest Distributable Amount
Class A-4 Noteholders' Interest Carryover Shortfall
Class A-4 Noteholders' Interest Distributable Amount

Class A Noteholders' Monthly Interest Distributable Amount
Class A Noteholders' Interest Carryover Shortfall
Class A Noteholders' Interest Distributable Amount

First Priority Principal Distribution Amount

Class B Noteholders' Monthly Interest Distributable Amount
Class B Noteholders' Interest Carryover Shortfall
Class B Noteholders' Interest Distributable Amount

Second Priority Principal Distribution Amount

Net Excess Spread Amount

Regular Principal Distribution Amount

Total Required Payment

Draw from Reserve Account

Total Distribution Amount

Excess Cash flow deposited to Certificate Distribution Account

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee
2. Administration Fee
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders
4. First Priority Principal Distribution Amount to Principal Distribution Account
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders
6. Second Priority Principal Distribution Amount to Principal Distribution Account
7. Deposit to Reserve Account
8. Regular Principal Distribution Amount to Principal Distribution Account
9. Indenture Trustee Fees
10. Custodian Fees
11. Deposit to Certificate Distribution Account

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders
2. Principal to Class A-2 Noteholders
3. Principal to Class A-3 Noteholders
4. Principal to Class A-4 Noteholders
5. Principal to Class B Noteholders
6. Deposit to Certificate Distribution Account

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance
Draw from Reserve Account to cover shortfalls
Interim Specified Reserve Account Balance
Deposit to Reserve Account Needed
Deposit to Reserve Account from Collection Account
Specified Reserve Account Balance
Reserve Account Release deposited into Certificate Distribution Account
Ending Reserve Account Balance

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer
Servicing Fee Shortfall

Class A-1 Interest Paid
Class A-1 Interest Shortfall
Class A-1 Principal Paid
Ending Class A-1 Principal Balance

Class A-2 Interest Paid
Class A-2 Interest Shortfall
Class A-2 Principal Paid
Ending Class A-2 Principal Balance

Class A-3 Interest Paid
Class A-3 Interest Shortfall
Class A-3 Principal Paid
Ending Class A-3 Principal Balance

Class A-4 Interest Paid
Class A-4 Interest Shortfall
Class A-4 Principal Paid
Ending Class A-4 Principal Balance

Class B Interest Paid
Class B Interest Shortfall
Class B Principal Paid
Ending Class B Principal Balance

Deposit to Certificate Distribution Account

CERTIFICATEHOLDER INFORMATION

ORIGINAL DEAL PARAMETERS
Certificate Balance

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance
Certificate Pool Factor

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus
Deposit to Certificate Distribution Account from Principal Distribution Account
Deposit to Certificate Distribution Account from Reserve Account
Total Deposit to Certificate Distribution Account

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders
2. Any remaining amounts to the Depositor
3. Amount of Principal being paid on Certificate
per $1,000 original principal balance

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid
Ending Certificates Principal Balance
Certificate Pool Factor

Remaining amounts to the Depositor

NOTEHOLDER INFORMATION

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. [____])
per $1,000 original principal balance

(b) Class A-2 Notes (CUSIP No. [____])
per $1,000 original principal balance

(c) Class A-3 Notes (CUSIP No. [_____])
per $1,000 original principal balance

(d) Class A-4 Notes (CUSIP No. [_____])
per $1,000 original principal balance

(e) Class B Notes (CUSIP No. [_____])
per $1,000 original principal balance

(f) Total

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. [_____])
per $1,000 original principal balance

(b) Class A-2 Notes (CUSIP No. [_____])
per $1,000 original principal balance

(c) Class A-3 Notes (CUSIP No. [_____])
per $1,000 original principal balance

(d) Class A-4 Notes (CUSIP No. [____])
per $1,000 original principal balance

(e) Class B Notes (CUSIP No. [____])
per $1,000 original principal balance

(f) Total

(iii) (a) Aggregate Contract Balance at beginning of related collection period
(b) Aggregate Contract Balance at end of related collection period
(c) Note Value at beginning of related collection period
(d) Note Value at end of related collection period

(iv) Before and after giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes
(2) outstanding principal amount of Class A-1 Notes
(3) Class A-1 Note Pool Factor
(4) Class A-1 Note Pool Factor

(b) (1) outstanding principal amount of Class A-2 Notes
(2) outstanding principal amount of Class A-2 Notes
(3) Class A-2 Note Pool Factor
(4) Class A-2 Note Pool Factor

(c) (1) outstanding principal amount of Class A-3 Notes
(2) outstanding principal amount of Class A-3 Notes
(3) Class A-3 Note Pool Factor
(4) Class A-3 Note Pool Factor

(d) (1) outstanding principal amount of Class A-4 Notes
(2) outstanding principal amount of Class A-4 Notes
(3) Class A-4 Note Pool Factor
(4) Class A-4 Note Pool Factor

(e) (1) outstanding principal amount of Class B Notes
(2) outstanding principal amount of Class B Notes
(3) Class B Note Pool Factor
(4) Class B Note Pool Factor

(v) Amount of Servicing Fee paid

(vi) Amount of Administration fee being paid

(vii) Other expenses being paid

(viii) Cumulative Prepayment Rate for the related Collection Period

(ix) Three-Month Rolling Over 60-Day Delinquency Percentage

(x) Aggregate Amount of Realized Losses for the related Collection Period

(xi) Aggregate amount of Cumulative Realized Losses through the related
Collection period

(xii) Aggregate Purchase Amounts for the related Collection Period

(xiii) (a) Balance of Reserve Account at beginning of related Collection Period
(b) Balance of Reserve Account at end of related Collection Period

(xiv) Specified Reserve Account Balance at end of related Collection Period

D-3

SCHEDULE E

TRUSTEE INSTRUCTIONS

The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, Section 5.04(b) of the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of June 1, 2006 between Caterpillar Financial Asset Trust 2006-A, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation.

Dated:_________________________________________                 ________________________________________
             Name:
             Title:

                                                                                                                             ________________________________________
                                                                                                                             Name:
             Title:

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EXHIBIT A
TO SCHEDULE E

TRUSTEE INSTRUCTIONS
Attn: Melissa Rosal, Vice President
U.S. Bank National Association
Fax: (312) 325-8905

Re: Caterpillar Financial Asset Trust 2006-A, Account #[______]

Please make the following distributions from the above referenced account:

(i ) Payment of Servicing Fee (including any previously unpaid Servicing Fees) to Servicer pursuant to Section 5.04 (b)(i ):

(ii) to the Administrator under the Administration Agreement, the
Administration Fee (including any previously unpaid Admin Fees)

(iii) Class A Noteholders' Interest Distributable Amount to be remitted to the Class A Noteholders:

(iv) Amount of First Priority Principal Distribution Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04 (b) (iv) :

(v) Class B Noteholders' Interest Distributable Amount to be remitted to the Class B Noteholders:

(vi) Amount of Second Priority Principal Distribution Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04 (b) (vi) :

(vii) Deposit to Reserve Account pursuant to Section 5.04 (b)(vii):

(viii) Amount to be deposited to the Principal Distribution Account for the Regular Principal Distribution pursuant to Section 5.04(b)(viii):

(ix) The amount to be deposited to the Certificate Distribution Account pursuant to Section 5.04 (b) (x) for distribution to the holder of the Certificate:

(x) Amount to be distributed from the Principal Distribution Account to each Class of Noteholders, and to the holders of the Certificate:

(xi) Amount to be withdrawn from the Reserve Account and deposited to the Collection Account pursuant to Section 5.05(b); and

(xii) Amount to be withdrawn from the Reserve Account and deposited to the Certificate Distribution Account pursuant to Section 5.05(c)

Wire instructions for Certificate Distribution Account:

JPMORGAN CHASE
New York, NY
ABA# 021 000 021
FOR FURTHER CREDIT TO:
Account # [__________]
Reference: Cat Financial 2006-A Certificate Distribution Account
Attention: Inetta Coats Tel: (214) 468-6424 Fax: (214) 468-6428
Veronica Avila Tel: (214) 468-6041

Wire instructions when remitting Excess Reserve and amounts
due Depositor (when not sent to Certificate Distribution Account):

JPMorganChase Bank
ABA# 021000021
FOR FURTHER CREDIT TO:
Caterpillar Financial Funding Corporation
Account # [__________]
Reference: CAT FIN 2006-A

Servicer Contact: Dena Kinnard (615) 341-8459
Caterpillar Financial Services Corporation

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